Exhibit 99.1

For Immediate Release

Ditech Networks Reports Financial Results For The Three and Nine Month Periods Ending January 31, 2011

Mountain View, California, March 8, 2011 - Ditech Networks, Inc. (NASDAQ: DITC), a leader in voice solutions for quality and transcription, reported financial results for the three and nine month periods ending January 31, 2011.

The financial results for the quarter were as follows:

•                  Revenues were $5.6 million, up from $3.7 million from last quarter and $4.3 million in the corresponding period last year.

•                  GAAP operating expense for the quarter was $4.6 million, down from $5.0 million in the previous quarter and $6.3 million for the corresponding quarter last year.

•                  Non-GAAP(1) operating expenses were $4.4 million.

•                  GAAP Net loss for the quarter was $1.5 million or $0.06 per share.

•                  Non-GAAP(1) net loss for the quarter was $1.2 million or $0.05 per share.

The financial results for the nine months ended January 31, 2011 were as follows:

•                  Revenues were $13.3 million.

•                  Cash used in operations was $7.6 million.

•                  GAAP operating expenses were $15.2 million.

•                  Non-GAAP(1)  operating expenses were $14.3 million.

•                  GAAP Net loss was $8.9 million or $0.34 per share.

•                  Non-GAAP(1)  net loss was $7.9 million or $0.30 per share.

(1) A reconciliation of the non-GAAP to GAAP financial measures for fiscal 2011 and 2010 is included at the end of this press release. These non-GAAP financial measures exclude stock-based compensation expense, the expense related to amortization of purchased intangible assets, severance and restructuring costs, and the tax effects of the excluded amounts.

“Our VQA business recovered well in Q3 allowing us to narrow our losses,” said Todd Simpson, President and CEO.  “While our PhoneTag revenue was flat, activity around PhoneTag was not.  We signed several significant new customers and partners in the quarter, which should lead to growth over subsequent periods.”

In the last quarter, Ditech:

•                  Completed a marketing partnership with Digium, the providers of the Asterisk IP PBX system, to support a software version of VQA for their users.  With the growth in adoption of IP PBX’s, hosted PBX’s, and an increasing number of calls handed off between IP networks, voice quality issues can increase.  The software version of VQA is an easy to integrate, and low cost, approach to mitigate those issues.

•                  Announced the availability of support for High Definition (HD) voice.  The adoption and interest in  HD voice is increasing, but also suffers from a “chicken and egg” problem.  If a user with an HD handset is speaking to a user with a traditional phone, neither party will experience the advantages of HD.  With Ditech, however, the experience for both parties can be improved, helping to remove the barriers to adoption of HD.  The person with the HD phone will hear an enhanced version of the call, making it sound close to HD, and the person on the traditional phone will also get a higher fidelity experience as Ditech intelligently maps the HD content onto the lower bandwidth line.

•                  Announced several PhoneTag deals and partnerships.  While Ditech remains cautious about announcing all of its deals, as the market remains competitive, it is releasing details on some.

•                  Announced support for French, German, and Spanish in PhoneTag Auto.  While interest in voice-to-text is growing across the globe, these are the languages where Ditech is seeing the most activity.  Ditech believes that having the full range of PhoneTag products, from fully human-backed to fully automated, is important to serve the range of price points, quality requirements, and applications that it is seeing in the market.

“Looking ahead, we continue to see meaningful opportunities for VQA in the 3G, 4G, and VoIP markets,” said Mr. Simpson.  “The addition of our support for HD voice, along with our transcoding capabilities, gives us a fully featured solution for this space.  Also having VQA available as software, both for direct download as well as in mStage, allows us to cover many segments of the market.”

“For PhoneTag, and voice-to-text in general, we continue to see this calendar year as a year of growth for the market,” said Mr. Simpson.  “Smaller, fast moving carriers will be bringing products to market quickly, while the larger carriers will be in various stages between proof-of-concept and first market deployments.  We believe PhoneTag is well positioned to capitalize on this market.”

About Ditech Networks

Ditech Networks is revolutionizing modern communications with advanced voice processing solutions that perform tasks spanning from voice-enabled Web 2.0 and unified communications services to voice quality enhancement. Ditech believes in the power and simplicity of human speech; its solutions deliver high-quality voice communication and will enable compelling voice capabilities to new communications methods like social networking and text messaging, allowing consumers to use voice in ways that make sense in today’s Web 2.0-savvy world.

Leveraging over 20 years of deployments with communications providers around the world, Ditech’s products help global communications companies meet the multiple challenges of service differentiation, network expansion and call capacity, by delivering consistent, dependable voice quality. Ditech’s customers include Verizon, Sprint/Nextel, Orascom Telecom, AT&T, Telus, Global Crossing and West Corporation. Ditech Networks is headquartered in Mountain View, California.

Forward Looking Statement

The statements in this press release with respect to Ditech Networks’ expectations that the addition of several new PhoneTag customers and partners should lead to growth over subsequent periods, that 2011 will be a year of growth for the voice-to-text market, and that PhoneTag is well positioned to capitalize on this market,  are forward-looking statements.  Actual results could differ materially as a result of numerous risks and uncertainties, including: the PhoneTag business continues to remain a relatively new business for Ditech, and so Ditech Networks may not experience the demand for its new products and services that it currently expects; larger carriers may delay deploying more automated voicemail to text solutions due to capital expenditure constraints, technical integration difficulties or other reasons, which may restrain the growth of this market; infrastructure demand could weaken or remain flat due to a weakening in the economy or for other unanticipated reasons; as well as those detailed in Ditech Networks’ Quarterly Report on Form 10-Q for the period ended October 31, 2010 (filed December 8, 2010 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Internally, Ditech Networks uses calculations of: (i) non-GAAP gross profit and gross margin, which represents gross profit and gross margin excluding the effect of stock-based compensation expense and severance and restructuring costs; (ii) non-GAAP operating expenses, which represent operating expenses excluding the effect of stock-based compensation expense and severance and restructuring costs and, in the case of total operating expenses, expense related to amortization of intangible assets; (iii) non-GAAP pre-tax loss and non-GAAP net loss, which represents pre-tax loss and net loss excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets; and (iv) non-GAAP basic and diluted net loss per share, which represents basic and diluted net loss per share excluding the effect of stock-based compensation expense, severance and restructuring costs and expense related to the amortization of intangible assets. The non-GAAP net loss and net loss per share financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•                  Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future.

•                  Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

•                  Restructuring charges reflect a real cost of doing business and reacting to market forces, and by eliminating these charges the non-GAAP financial measures do not reflect these costs of doing business.

•                  Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Press Contact:	Investor Contact:
Karl Brown	Bill Tamblyn
650-623-1346	650-623-1309

Ditech Networks, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	January 31,	April 30,
	2011	2010

Assets
Cash, cash equivalents and investments	$27,022	$34,534
Accounts receivable, net	4,325	2,440
Inventories	5,420	5,985
Property and equipment, net	1,485	2,370
Purchased intangibles	462	522
Other assets	5,665	7,103

Total Assets	$44,379	$52,954

Liabilities and Stockholders’ Equity
Accounts payable	$1,598	$892
Accrued expenses and other short-term accrued liabilities	5,354	2,695
Deferred revenue	501	890
Income taxes payable	84	66
Other long-term liabilities	—	3,665

Total Liabilities	7,537	8,208

Stockholders’ equity	36,842	44,746

Total Liabilities and Stockholders’ Equity	$44,379	$52,954

Ditech Networks, Inc.

Consolidated Statements of Operations

For the Three and Nine Month Periods Ended January 31, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2011	2010	2011	2010

Revenue	$5,587	$4,329	$13,278	$15,563

Cost of goods sold	2,429	2,447	6,930	7,990

Gross profit	3,158	1,882	6,348	7,573

Operating expenses:
Sales and marketing	1,732	2,396	5,666	6,975
Research and development	1,672	2,625	5,777	8,272
General and administrative	1,182	1,242	3,745	4,245
Amortization of purchased intangible assets	20	6	60	31

Total operating expenses	4,606	6,269	15,248	19,523

Loss from operations	(1,448)	(4,387)	(8,900)	(11,950)

Other income (expense), net	(34)	(11)	(58)	(660)

Loss before provision for income taxes	(1,482)	(4,398)	(8,958)	(12,610)

Provision for (benefit from) income taxes	5	17	(12)	64

Net loss	$(1,487)	$(4,415)	$(8,946)	$(12,674)

Basic net loss per share:	$(0.06)	$(0.17)	$(0.34)	$(0.48)
Diluted net loss per share	$(0.06)	$(0.17)	$(0.34)	$(0.48)

Weighted shares used in per share calculation:
Basic	26,388	26,237	26,359	26,193
Diluted	26,388	26,237	26,359	26,193

Stock-based compensation expense allocated by function was as follows:
Cost of goods sold	$14	$47	$58	$135
Sales and marketing	77	118	307	355
Research and development	30	59	170	224
General and administrative	122	123	450	616
Total	$243	$347	$985	$1,330

Ditech Networks, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

For the Three and Nine Month Periods Ended January, 2011 and 2010

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2011	2010	2011	2010

GAAP gross profit	$3,158	$1,882	$6,348	$7,573
Add back severance and restructuring costs	—	261	—	256
Add back stock-based compensation	14	47	58	135
Non-GAAP gross profit	$3,172	$2,190	$6,406	$7,964

GAAP gross margin	56.5%	43.5%	47.8%	48.7%
Add back severance and restructuring costs	0.0%	6.0%	0.0%	1.6%
Add back stock-based compensation	0.3%	1.1%	0.4%	0.9%
Non-GAAP gross margin	56.8%	50.6%	48.2%	51.2%

GAAP sales and marketing expense	$1,732	$2,396	$5,666	$6,975
Add back (deduct) severance and restructuring costs	8	(77)	8	(64)
Deduct stock-based compensation	(77)	(118)	(307)	(355)
Non-GAAP sales and marketing expense	$1,663	$2,201	$5,367	$6,556

GAAP research and development expense	$1,672	$2,625	$5,777	$8,272
Add back (deduct) severance and restructuring costs	7	(267)	7	(255)
Deduct stock-based compensation	(30)	(59)	(170)	(224)
Non-GAAP research and development expense	$1,649	$2,299	$5,614	$7,793

GAAP general and administrative expense	$1,182	$1,242	$3,745	$4,245
Deduct severance and restructuring costs	—	(92)	—	(92)
Deduct stock-based compensation	(122)	(123)	(450)	(616)
Non-GAAP general and administrative expense	$1,060	$1,027	$3,295	$3,537

GAAP total operating expenses	$4,606	$6,269	$15,248	$19,523
Deduct:
Severance and restructuring costs	15	(436)	15	(411)
Stock-based compensation expense	(229)	(300)	(927)	(1,195)
Amortization of purchased intangibles	(20)	(6)	(60)	(31)
Non-GAAP total operating expenses	$4,372	$5,527	$14,276	$17,886

GAAP loss from operations	$(1,448)	$(4,387)	$(8,900)	$(11,950)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	248	1,050	1,030	2,028
Non-GAAP loss from operations	$(1,200)	$(3,337)	$(7,870)	$(9,922)

GAAP loss before provision for (benefit from) for income taxes	$(1,482)	$(4,398)	$(8,958)	$(12,610)
Addback severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	248	1,050	1,030	2,028
Non-GAAP loss before provision for (benefit from) for income taxes	$(1,234)	$(3,348)	$(7,928)	$(10,582)

GAAP provision for (benefit from) for income taxes	$5	$17	$(12)	$64
Deduct the tax impact of eliminating severance and restructuring costs, stock-based compensation expense, and amortization of purchased intangibles	—	—	—	—
Non-GAAP provision for (benefit from) for income taxes	$5	$17	$(12)	$64

GAAP net loss	$(1,487)	$(4,415)	$(8,946)	$(12,674)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	248	1,050	1,030	2,028
Non-GAAP net loss	$(1,239)	$(3,365)	$(7,916)	$(10,646)

GAAP basic and diluted net loss per share	$(0.06)	$(0.17)	$(0.34)	$(0.48)
Addback severance and restructuring costs, stock-based compensation expense, amortization of purchased intangibles, and adjustment to tax provision	0.01	0.04	0.04	0.07
Non-GAAP basic and diluted net loss per share	$(0.05)	$(0.13)	$(0.30)	$(0.41)

Shares used in computing net loss per share
Basic and diluted-GAAP	26,388	26,237	26,359	26,193
Basic and diluted-Non-GAAP	26,388	26,237	26,359	26,193